Exhibit 99.1

SS Innovations and Dr. Frederic Moll to Deliver Keynote Presentation at the MoneyShow Investment Masters Symposium, Las Vegas

Dr. Moll, known as the ‘father of robotic surgery’, is the founder of Intuitive Surgical and creator of the da Vinci surgical system.

Fort Lauderdale, FL., August 8, 2023 - News Direct - SS Innovations International, Inc. (the “Company” or “SS Innovations”) (OTC: SSII), a developer of innovative surgical robotic technologies dedicated to making robotic surgery affordable and accessible to a global population, today announced that it will present at the MoneyShow Investment Masters Symposium Las Vegas, held from August 8-10, 2023 at the Paris Las Vegas resort.

Dr. Sudhir Srivastava, Chairman of the Board and Chief Executive Officer of SS Innovations, and a pioneer in robotic cardiothoracic surgery, will deliver a keynote presentation with Dr. Frederic Moll, the founder of Intuitive Surgical, the global leader in minimally invasive robotic surgery.

The joint presentation will be titled: “SSII Is Shaping a New Era in Robotic Surgery,” and will be followed by a workshop session for conference attendees.

Dr. Srivastava said, “We are very pleased to have the opportunity to showcase our flagship surgical robotic system, the SSi Mantra, at MoneyShow’s prestigious Investment Masters Symposium. I am delighted to join with Dr. Moll to highlight how SS Innovations is shaping the future of robotic surgery with our cost-effective, state of the art, surgical device.

“This an exciting time for SS Innovations, as we prepare to pursue FDA and CE regulatory approvals for our SSi Mantra surgical robotic device.”

The SSi Mantra is the first surgical system to be made in India, and one of the only systems in the world to be distinctly cost-effective with broad-spectrum surgical applications, including cardiovascular, thoracic, head and neck, gynecology, urology and general surgery. The device has been granted regulatory approval in India and is clinically validated in more than 40 different types of surgical procedures.

SS Innovations anticipates receiving regulatory approvals for the SSi Mantra in the United States and Europe in 2024 and 2025.

About SS Innovations International, Inc.

SS Innovations International, Inc. (OTC: SSII) is a developer of innovative surgical robotic technologies with a vision to make the benefits of robotic surgery affordable and accessible to a larger part of the global population. SSII’s product range includes its proprietary “SSi Mantra” surgical robotic system, and “SSi Mudra”, its wide range of surgical instruments capable of supporting a variety of surgical procedures including robotic cardiac surgery. SSII’s business operations are headquartered in India and SSII has plans to expand the presence of its technologically advanced, user-friendly, and cost-effective surgical robotic solutions, globally. For more information, visit SSII’s website at ssinnovations.com or LinkedIn for updates.

About SSi Mantra

Supporting advanced, affordable, and accessible robotic surgery, the SSi Mantra Surgical Robotic System provides the capabilities for multi-specialty usage including cardiothoracic, head and neck, gynecology, urology, general surgery and more. With its modular, 3D vision open-console design and superior ergonomics, the system engages machine learning models to improve safety and efficiency during procedures. The SSi Mantra system has received Indian Medical Device regulatory approval (CDSCO) and is clinically validated in India in more than 40 different surgical procedures. The company expects to seek regulatory approvals from the US Food and Drug Administration (FDA) and CE Mark in Europe in 2023 and 2024.

Forward-Looking Statements

This press release may contain statements that are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “assume,” “believe,” “estimate,” “expect,” “will,” “intend,” “may,” “plan,” “project,” “should,” “could,” “seek,” “designed,” “potential,” “forecast,” “target,” “objective,” “goal,” or the negatives of such terms or other similar expressions to identify such forward-looking statements. These statements relate to future events or SS Innovations International’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

For more information:

PCG Advisory

Stephanie Prince

sprince@pcgadvisory.com

(646) 863-6341